EXHIBIT 10.3

Revised Compensatory Arrangement for Reed N. Brimhall

On September 3, 2009, URS Corporation’s Compensation Committee increased the annual base salary of Reed N. Brimhall from $450,000 to $480,000 and increased his target bonus from 60% to 75% of base salary.

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